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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We have issued our report dated May 21, 2013, with respect to the consolidated financial statements of Applied Optoelectronics, Inc. contained in the Registration Statement and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."

/s/ Grant Thornton L.L.P.

Houston, Texas
August 13, 2013

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  Exhibit 23.1